SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                            --------------------

                                 FORM 8-K/A
                             (Amendment No. 2)

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               APRIL 9, 1998
                     (DATE OF EARLIEST EVENT REPORTED)


                         AMERICAN TELECASTING, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                 0-23008                541486988
           (STATE OF         (COMMISSION FILE NO.)       (IRS EMPLOYER
        INCORPORATION)                                IDENTIFICATION NO.)


                           5575 TECH CENTER DRIVE
                                 SUITE 300
                         COLORADO SPRINGS, COLORADO
                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                   80919
                                 (ZIP CODE)


                               (719) 260-5533
            (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




                                INTRODUCTION

            This Amendment No. 2 to Form 8-K Current Report is being filed on behalf of American Telecasting, Inc. (the "Company") to amend the Form 8-K Current Report filed originally by the Company on April 9, 1998, and amended by Amendment No. 1 to Form 8-K Current Report filed on April 23, 1998, which relates to the Offer to Purchase and Consent Solicitation Statement dated April 9, 1998 (the "Statement"), as amended and supplemented by the Supplement thereto, dated April 22, 1998 (the "Supplement"), and the accompanying Consent and Letter of Transmittal (the "Consent and Letter of Transmittal") and, together with the Statement, the "Offer") with respect to the offer by the Company to purchase for cash a portion of its Senior Discount Notes due 2004 (the "2004 Notes") and a portion of its Senior Discount Notes due 2005 (the "2005 Notes" and, together with the 2004 Notes, the "Notes") from Holders (as defined in the related Indentures) thereof, at a cash price in the case of the 2004 Notes equal to $255 per $1,000 principal amount at maturity of the Notes purchased and in the case of the 2005 Notes equal to $225 per $1,000 principal amount at maturity of the Notes purchased.

Item 5.     Other Events.

            Item 5 is hereby amended and supplemented by the following:

            On April 28, 1998, the Company announced that it had received consents from the holders of a majority of its outstanding 2004 Notes and 2005 Notes in connection with its previously announced solicitation of consents made in connection with the Offer (the "Solicitation") to amend and waive certain provisions of the indentures pursuant to which the Notes were issued. According to State Street Bank and Trust Company, the depositary for the Solicitation, approximately $151.7 million aggregate principal amount at maturity of 2004 Notes and approximately $176.0 million aggregate principal amount at maturity of 2005 Notes had delivered consents as of 5:00 p.m., New York City time, on Tuesday, April 28, 1998. Supplemental indentures containing the proposed amendments and proposed waivers were executed by the Company and the indenture trustee on April 28, 1998. The proposed amendments and proposed waivers, however, will not become operative unless the Notes are accepted for purchase by the Company, which is expected to occur promptly after the expiration of the Offer. The Offer will expire at 12:00 midnight, New York City time, on May 7, 1998, unless extended.

            The Company today also announced that, notwithstanding any provision to the contrary in the documents governing the Offer, it will accept tenders of Notes in principal amounts less than $1,000 provided that they are validly tendered prior to the expiration of the Offer.

            Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release regarding the Company's plans for future development and operation of its business are forward-looking statements that involve risks and uncertainties. While management believes that the assumptions underlying these statements are reasonable, actual results could differ materially. Among the factors that could cause actual results to differ materially are: a lack of sufficient capital to finance the Company's business plan on terms satisfactory to the Company; the Company's inability to develop and implement new services, such as high-speed Internet access and telephony; the Company's inability to obtain the necessary FCC authorizations for such new services; competitive factors, such as the introduction of new technologies and competitors into the subscription television, high-speed Internet access and telephony businesses; a failure by the Company to enter into strategic partner relationships; and the other factors listed on page one of the Company's Annual Report on Form 10-K. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation reform Act of 1995, and, as such, speak only as of the date made.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits

            99(a) Press Release, dated April 28, 1998, by American
                  Telecasting, Inc.




                                 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, American Telecasting, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMERICAN TELECASTING, INC.


                              By:  /s/ David Sentman
                                 ---------------------------------
                              Name:  David Sentman
                              Title: Senior Vice President and
                                     Chief Financial Officer



Date:  April 29, 1998




                               EXHIBIT INDEX


Exhibit No.
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   99(a)       Press Release, dated April 28, 1998, by American
               Telecasting, Inc.